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                                   Exhibit (4)


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                      AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization (the "Agreement") is made as of January 19, 1996 by and between The One Group -Registered Trademark-, a Massachusetts business trust, ("One Group") and Paragon Portfolio, a Massachusetts business trust ("Paragon"). The capitalized terms used herein shall have the meaning ascribed to them in this Agreement.

1.   PLAN OF REORGANIZATION

     (a) Paragon will sell, assign, convey, transfer and deliver to One Group, and One Group will acquire, on the Exchange Date all of the properties and assets existing at the Valuation Time in Paragon Treasury Money Market Fund ("Paragon Money Market"), Paragon Short-Term Government Fund ("Paragon Government"), Paragon Intermediate-Term Bond Fund ("Paragon Bond"), Paragon Value Equity Income Fund ("Paragon Equity"), Paragon Louisiana Tax-Free Fund ("Paragon Louisiana"), Paragon Value Growth Fund ("Paragon Growth") and Paragon Gulf South Growth Fund ("Paragon Gulf South") (Paragon Money Market, Paragon Government, Paragon Bond, Paragon Equity, Paragon Louisiana, Paragon Growth and Paragon Gulf South, each is a "Paragon Fund" and are collectively the "Paragon Funds"), such acquisition to be made by The One Group Treasury Securities Money Market Fund ("One Group Money Market"), The One Group Limited Volatility Bond Fund ("One Group Limited Volatility"), The One Group Government Bond Fund ("One Group Bond"), One Group Income Equity Fund ("One Group Equity"), The One Group Louisiana Municipal Bond Fund ("One Group Louisiana"), The One Group Value Growth Fund ("One Group Growth") and The One Group Gulf South Fund ("One Group Gulf South") (One Group Money Market, One Group


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Limited Volatility, One Group Bond, One Group Income Equity, One Group
Louisiana, One Group Growth and One Group Gulf South, each is a "One Group Fund" and are collectively the "One Group Funds"), respectively, of One Group. For purposes of this Agreement the respective Paragon Funds correspond to the One Group Funds as follows: Paragon Money Market corresponds to One Group Money Market; Paragon Government corresponds to One Group Limited Volatility; Paragon Bond corresponds to One Group Bond; Paragon Equity corresponds to One Group Income Equity; Paragon Louisiana corresponds to One Group Louisiana; Paragon Growth corresponds to One Group Growth; and One Group Gulf South corresponds to Paragon Gulf South. In consideration therefor, each One Group Fund shall, on the Exchange Date, assume all of the liabilities of the corresponding Paragon Fund in exchange for a number of full and fractional One Group Class A, Fiduciary Class or Class B shares of the corresponding One Group Fund (collectively, "Shares") having an aggregate net asset value equal to the value of all of the assets of each Paragon Fund transferred to the corresponding One Group Fund on such date less the value of all of the liabilities of each Paragon Fund assumed by the corresponding One Group Fund on that date. It is intended that each reorganization described in this Agreement shall be a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code").

      (b) Upon consummation of the transactions described in paragraph (a) of this Agreement, each Paragon Fund shall distribute in complete liquidation to its respective shareholders of record as of the Exchange Date the Shares received by it, each shareholder being entitled to receive that number of Shares equal to the proportion which the number of shares of beneficial interest of the applicable class of the Paragon Fund held by such shareholder bears to the number of such shares of such Paragon Fund outstanding on such date. If the Paragon shareholder of record is a financial


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organization authorized to act in a fiduciary, advisory, custodial or similar capacity, that shareholder will receive One Group Fiduciary Class Shares. All other Paragon Class A shareholders will receive One Group Class A Shares. Shareholders of record holding Paragon Class B Shares, other than Class B shareholders of Paragon Money Market, will receive One Group Class B shares. Paragon Money Market Class B Shares will receive One Group Money Market Class A shares.

II.  AGREEMENT

     One Group and Paragon represent, warrant and agree as follows:

     1. REPRESENTATIONS AND WARRANTIES OF PARAGON. Paragon and each Paragon Fund jointly and severally represent and warrant to and agree with One Group and each One Group Fund that:

     (a) Paragon is a business trust duly established and validly existing under the laws of the Commonwealth of Massachusetts and has power to own all of its properties and assets and to carry out its obligations under this Agreement. Paragon and each Paragon Fund is not required to qualify as a foreign association in any jurisdiction. Paragon and each Paragon Fund has all necessary federal, state and local authorizations to carry on its business as now being conducted and to fulfill the terms of this Agreement, except as set forth in Section 1(l).

     (b) Paragon is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect. Each Paragon Fund has elected to qualify and has qualified as a regulated investment company under Part I of Subchapter M of the Code, as of and since its first taxable year, and qualifies and intends to continue to qualify


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as a regulated investment company for its taxable year ending upon its liquidation. Each Paragon Fund has been a regulated investment company under such sections of the Code at all times since its inception.

     (c) The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of portfolio investments (indicating their market values) for each Paragon Fund at and for the year ended November 30, 1994, such statements and schedules having been audited by Price Waterhouse LLP, independent accountants to Paragon, have been furnished to One Group.

     (d) The combined prospectus of the Paragon Funds dated March 30, 1995 (the "Paragon Prospectus") and the Statement of Additional Information for the Paragon Funds dated March 30, 1995 and on file with the Securities and Exchange Commission (the "Commission"), which have been previously furnished to One Group, did not as of their dates and do not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.


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     (e)  There are no material legal, administrative or other proceedings pending or, to the knowledge of Paragon or any Paragon Fund, threatened against Paragon or any Paragon Fund which assert liability on the part of Paragon or any Paragon Fund.

     (f) There are no material contracts outstanding to which Paragon or any Paragon Fund is a party, other than as disclosed in the Paragon Prospectus and the corresponding Statement of Additional Information, or in the Registration Statement and the Proxy Statement as defined herein.

     (g) Neither Paragon nor any Paragon Fund has any known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of November 30, 1995, and those incurred in the ordinary course of Paragon's business as an investment company since that date. Prior to the Exchange Date, Paragon will advise One Group of all known material liabilities, contingent or otherwise, incurred by it and each Paragon Fund subsequent to November 30, 1995, whether or not incurred in the ordinary course of business.

     (h) As used in this Agreement, the term "Investments" shall mean each Paragon Fund's investments shown on the schedule of its portfolio investments as of November 30, 1995 referred to in Section 1(c) hereof, as supplemented with such changes as Paragon or each Paragon Fund shall make after November 30, 1995, which changes have been disclosed to One Group, and changes made on and after the date of this Agreement after advising One Group of such proposed changes, and changes resulting from stock dividends, stock split-ups, mergers and similar corporate actions.

     (i) Each Paragon Fund has filed or will file all federal and state tax returns which, to the knowledge of Paragon's officers, are required to be filed by each Paragon Fund and has paid


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or will pay all federal and state taxes shown to be due on said returns or on any assessments received by each Paragon Fund. All tax liabilities of each Paragon Fund have been adequately provided for on its books, and no tax deficiency or liability of any Paragon Fund has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

     (j) As of both the Valuation Time and the Exchange Date and except for shareholder approval as described in Section 8(a) and otherwise as described in
Section 1(1), Paragon on behalf of each Paragon Fund will have full right, power and authority to sell, assign, transfer and deliver the Investments and any other assets and liabilities of each Paragon Fund to be transferred to the corresponding One Group Fund pursuant to this Agreement. At the Exchange Date, subject only to the delivery of the Investments and any such other assets and liabilities as contemplated by this Agreement, One Group will, on behalf of each One Group Fund, acquire the Investments and any such other assets subject to no encumbrances, liens or security interests in favor of any third party creditor of Paragon or a Paragon Fund and, except as described in Section 1(k), without any restrictions upon the transfer thereof.

     (k) No registration under the Securities Act of 1933, as amended (the "1933 Act"), of any of the Investments would be required if they were, as of the time of such transfer, the subject of a public distribution by either of Paragon or One Group, except as previously disclosed to One Group by Paragon.

     (l) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by Paragon or any Paragon Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, state securities


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or blue sky laws (which term as used herein shall include the laws of the
District of Columbia and of Puerto Rico) or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "H-S-R Act").

     (m) The registration statement (the "Registration Statement") filed with the Commission by One Group on Form N-14 relating to the Shares issuable hereunder, and the proxy statement of Paragon included therein (the "Proxy Statement"), on the effective date of the Registration Statement and insofar as they relate to Paragon and the Paragon Funds, (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 8(a) below and on the Exchange Date, the prospectus contained in the Registration Statement of which the Proxy Statement is a part (the "Prospectus"), as amended or supplemented by any amendments or supplements filed with the Commission by One Group, insofar as it relates to Paragon and the Paragon Funds, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements of fact relating to Paragon and any Paragon Fund contained in the Registration Statement, the Prospectus or the Proxy Statement, or omissions to state in any thereof a material fact relating to Paragon or any Paragon Fund, as such Registration Statement, Prospectus and Proxy Statement shall be furnished to Paragon in definitive form as soon as practicable following effectiveness of the Registration Statement and before any public distribution of the Prospectus or Proxy Statement.


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     (n)  All of the issued and outstanding shares of beneficial interest of each Paragon Fund have been offered for sale and sold in conformity with all applicable federal and state securities laws.

     (o) Each of the Paragon Funds is qualified, and will at all times through the Exchange Date qualify for taxation as a "regulated investment company" under Sections 851 and 852 of the Code.

     (p) At the Exchange Date, each of the Paragon Funds will have sold such of its assets, if any, as necessary to assure that, after giving effect to the acquisition of the assets pursuant to this Agreement, each of the One Group Funds will remain a "diversified company" within the meaning of Section 5(b) (l) of the 1940 Act and in compliance with such other mandatory investment restrictions as are set forth in the One Group Prospectuses previously furnished to Paragon.

     2. REPRESENTATIONS AND WARRANTIES OF ONE GROUP. One Group and each One Group Fund jointly and severally represent and warrant to and agree with Paragon and each Paragon Fund that:

     (a) One Group is a business trust duly established and validly existing under the laws of The Commonwealth of Massachusetts and has power to carry on its business as it is now being conducted and to carry out this Agreement. One Group and each One Group Fund is not required to qualify as a foreign association in any jurisdiction. One Group and each One Group Fund has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted and to fulfill the terms of this Agreement, except as set forth in Section 2(i).


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     (b)  One Group is registered under the 1940 Act as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect. Each One Group Fund that has had active operations prior to the Exchange Date, has elected to qualify and has qualified as a regulated investment company under Part I of Subchapter M of the Code, as of and since its first taxable year, and qualifies and intends to continue to qualify as a regulated investment company for its taxable year ending June 30, 1995. Each One Group Fund that has had actual operations prior to the Exchange Date has been a regulated investment company under such sections of the Code at all times since its inception.

     (c) The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of investments (indicating their market values) for each One Group Fund for the year ended June 30, 1995, such statements and schedules having been audited by Coopers & Lybrand, independent accountants to One Group, have been furnished to Paragon. Unaudited statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of investments (indicating their market values) for each One Group Fund as of December 31, 1995 have also been furnished
to Paragon.   Such statements of assets and liabilities and schedules fairly present the financial position of the One Group Funds as of their respective dates, and said statements of operations and changes in net assets fairly reflect the results of its operations and changes in financial position for the periods covered thereby in conformity with generally accepted accounting principles.

      (d) The prospectuses of each One Group Fund dated November 1, 1995 (collectively, the "One Group Prospectuses"), other than those relating to the One Group Louisiana, One Group Growth and One Group Gulf South, and the Statement of Additional Information


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for the One Group Funds, dated November 1, 1995, and on file with the
Commission, which have been previously furnished to Paragon, did not as of their dates and do not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The One Group Louisiana, One Group Growth and One Group Gulf South Prospectuses and the Statements of Additional Information, as amended, filed with the Commission on November 24, 1995, which have been previously furnished to Paragon, did not as of their dates and do not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of One Group or any One Group Fund, threatened against One Group or any One Group Fund which assert liability on the part of One Group or any One Group Fund.

     (f) There are no material contracts outstanding to which One Group or any One Group Fund is a party, other than as disclosed in the One Group Prospectuses and the corresponding Statement of Additional Information or in the Registration Statement.

     (g) Neither One Group nor any One Group Fund has any known liabilities of a material nature, contingent or otherwise, other than those shown on its statement of assets and liabilities as of December 31, 1995 referred to above and those incurred in the ordinary course of the business of One Group as an investment company or any One Group Fund since such date. Prior to the Exchange Date, One Group will advise Paragon of all known material liabilities, contingent or otherwise, incurred by it and each One Group Fund subsequent to December 31, 1995, whether or not incurred in the ordinary course of business.


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     (h)  Each One Group Fund has filed or will file all federal and state tax returns which, to the knowledge of One Group's officers, are required to be filed by each One Group Fund and has paid or will pay all federal and state taxes shown to be due on said returns or on any assessments received by each One Group Fund. All tax liabilities of each One Group Fund have been adequately provided for on its books, and no tax deficiency or liability of any One Group Fund has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

     (i) No consent, approval, authorization or order of any governmental authority is required for the consummation by One Group or any One Group Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities or Blue Sky laws or the H-S-R Act.

     (j) As of both the Valuation Time and the Exchange Date and otherwise as described in Section 2 (i), One Group on behalf of each One Group Fund will have full right, power and authority to purchase the Investments and any other assets and assume the liabilities of each Paragon Fund to be transferred to the corresponding One Group Fund pursuant to this Agreement.

     (k) The Registration Statement, the Prospectus and the Proxy Statement, on the effective date of the Registration Statement and insofar as they relate to One Group and the One Group Funds: (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders'


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meeting referred to in Section 8(a) and at the Exchange Date, the Prospectus, as
amended or supplemented by any amendments or supplements filed with the Commission by One Group or any One Group Fund, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement, the Prospectus or the Proxy Statement made in reliance upon and in conformity with information furnished by Paragon or any Paragon Fund for use in the Registration Statement, the Prospectus or the Proxy Statement.

     (l) Shares to be issued to each Paragon Fund have been duly authorized and, when issued and delivered pursuant to this Agreement and the Prospectus, will be legally and validly issued and will be fully paid and nonassessable by One Group and no shareholder of One Group will have any preemptive right of subscription or purchase in respect thereof.

     (m) The issuance of Shares pursuant to this Agreement will be in compliance with all applicable federal and state securities laws.

     (n) Each of One Group Money Market, One Group Bond, One Group Limited Volatility, and One Group Equity is qualified and will at all times through the Exchange Date qualify for taxation as a "regulated investment company" under Sections 851 and 852 of the Code. Each of One Group Louisiana, One Group
Growth and One Group Gulf South, upon filing of its first income tax return at the completion of its first taxable year, will elect to be a regulated investment company and until such time will take all steps necessary to ensure qualification as a regulated investment company.


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     3.   REORGANIZATION.  (a) Subject to the requisite shareholder approval as described in Section 8(a) and to the other terms and conditions contained herein (including each Paragon Fund's obligation to distribute to its respective shareholders all of its investment company taxable income and net capital gain as described in Section 9(k) hereof ), Paragon and each Paragon Fund agree to sell, assign, convey, transfer and deliver to the corresponding One Group Fund, and One Group and each One Group Fund agree to acquire from the corresponding Paragon Fund, on the Exchange Date all of the Investments and all of the cash and other assets of each Paragon Fund in exchange for that number of Shares of the corresponding One Group Fund provided for in Section 4 and the assumption by the corresponding One Group Fund of all the liabilities of the Paragon Fund. Pursuant to this Agreement, each Paragon Fund will, as soon as practicable after the Exchange Date, distribute in liquidation all of the Shares received by it to its shareholders in exchange for their shares of beneficial interest of such Paragon Fund.

     (b) Paragon, on behalf of each Paragon Fund, will pay or cause to be paid to the corresponding One Group Fund any interest and cash dividends received by it on or after the Exchange Date with respect to the Investments transferred to the One Group Funds hereunder. Paragon, on behalf of each Paragon Fund, will transfer to the corresponding One Group Fund any rights, stock dividends or other securities received by Paragon or any Paragon Fund after the Exchange Date as stock dividends or other distributions on or with respect to the Investments transferred, which rights, stock dividends and other securities shall be deemed included in the assets transferred to each One Group Fund at the Exchange Date and shall not be separately valued, in which case any such distribution that remains unpaid as of the


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Exchange Date shall be included in the determination of the value of the assets of the Paragon Fund acquired by the corresponding One Group Fund.

     4. EXCHANGE DATE; VALUATION TIME. On the Exchange Date, One Group will deliver to Paragon a number of Shares having an aggregate net asset value equal to the value of the assets of the Corresponding Paragon Fund acquired by each One Group Fund, less the value of the liabilities of such Paragon Fund assumed, determined as hereafter provided in this Section 4.

     (a) Subject to Section 4(d) hereof, the value of each Paragon Fund's net assets will be computed as of the Valuation Time using the valuation procedures for the corresponding One Group Fund as set forth in the One Group Prospectus for the particular One Group Fund

     (b) Subject to Section 4(d) hereof, the net asset value of a share of each One Group Fund will be determined to the nearest full cent as of the Valuation Time, using the valuation procedures set forth in the One Group Prospectus for the particular One Group Fund.

     (c) Subject to Section 4(d), the Valuation Time shall be 4:00 p.m. Eastern Standard time on March 22, 1996 or such earlier or later day as may be mutually agreed upon in writing by the parties hereto (the "Valuation Time").

     (d) No formula will be used to adjust the net asset value of any Paragon Fund or One Group Fund to take into account differences in realized and unrealized gains and losses.

     (e) Each One Group Fund shall issue its Shares to the corresponding Paragon Fund on one share deposit receipt registered in the name of the corresponding Paragon Fund. Each Paragon Fund shall distribute in liquidation the Shares received by it hereunder pro rata to its shareholders of each class of shares by redelivering such share deposit receipt to One Group's transfer agent which will as soon as practicable set up open accounts for each Paragon Fund shareholder in accordance with written instructions furnished by Paragon.

     (f) Each One Group Fund shall assume all liabilities of the corresponding Paragon Fund, whether accrued or contingent, in connection with the acquisition of assets and subsequent dissolution of the corresponding Paragon Fund or otherwise, except that recourse for assumed liabilities relating to a particular Paragon Fund will be limited to the corresponding One Group Fund.

     5. EXPENSES, FEES, ETC. (a) Subject to subsections 5(b) through 5 (e), all fees and expenses, including accounting expenses, portfolio transfer taxes (if any) or other similar expenses incurred in connection with the consummation by One Group and Paragon of the transactions contemplated by this Agreement will be paid by the party directly incurring such fees and expenses, except that the costs of proxy materials and proxy solicitation, including legal expenses, will be borne by the One Group; PROVIDED, HOWEVER, that such expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by the other party of such expenses would result in the disqualification of any One Group Fund and any Paragon Fund, as the case may be, as a "regulated investment company" within the meaning of Section 851 of the Code.

     (b) In the event the transactions contemplated by this Agreement are not consummated by reason of Paragon being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to Paragon's obligations referred to in Section 8(a) or Section 10) Paragon shall pay directly all reasonable fees and expenses incurred by One Group in connection with such transactions, including, without limitation, legal, accounting and filing fees.

     (c) In the event the transactions contemplated by this Agreement are not consummated by reason of One Group being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to One Group's obligations referred to in Section 8(a) or Section 9), One Group shall pay directly all reasonable fees and expenses incurred by Paragon in connection with such transactions, including without limitation legal, accounting and filing fees.

     (d) In the event the transactions contemplated by this Agreement are not consummated for any reason other than (i) One Group or Paragon being either unwilling or unable to go forward or (ii) the nonfulfillment or failure of any condition to Paragon or One Group's obligations referred to in Section 8(a),
Section 9 or Section 10 of this Agreement, then each of Paragon and One Group shall bear the expenses it has actually incurred in connection with such transactions.

     (e) Notwithstanding any other provisions of this Agreement, if for any reason the transactions contemplated by this Agreement are not consummated, no party shall be liable to the other party for any damages resulting therefrom, including without limitation consequential damages, except as specifically set forth above.


     6. PERMITTED ASSETS. One Group agrees to advise Paragon promptly if at any time prior to the Exchange Date the assets of any Paragon Fund include any assets that the corresponding One Group Fund is not permitted, or reasonably believes to be unsuitable for it, to acquire, including without limitation any security that, prior to its acquisition by any Paragon Fund, One Group has informed Paragon is unsuitable for the corresponding One Group Fund to acquire.

     7. EXCHANGE DATE. Delivery of the assets of the Paragon Funds to be transferred, assumption of the liabilities of the Paragon Funds to be assumed, and the delivery of Shares to be issued shall be made at the offices of Banc One Investment Advisors Corporation at 9:00 am. on March 25, 1996, or at such other time and date agreed to by Paragon and One Group, the date and time upon which such delivery is to take place being referred to herein as the "Exchange Date."

     8. SPECIAL MEETING OF SHAREHOLDERS; DISSOLUTION. (a) Paragon agrees to call a special meeting of the shareholders of each Paragon Fund as soon as is practicable after the effective date of the Registration Statement for the purpose of considering the sale of all of the assets of each Paragon Fund to and the assumption of all of the liabilities of each Paragon Fund by the corresponding One Group Fund as herein provided, adopting this Agreement, and authorizing the liquidation and dissolution of any Paragon Fund, and, except as set forth in Section 13, it shall be a condition to the obligations of each of the parties hereto that the holders of the shares of beneficial interest of each Paragon Fund, and each class of shares of each Paragon Fund if such is required under the 1940 Act, shall have approved this Agreement and the transactions contemplated herein in the manner required by law and Paragon's Declaration of Trust at such a meeting on or before the Valuation Time.

     (b) Paragon and each Paragon Fund agree that the liquidation and dissolution of each Paragon Fund will be effected in the manner provided in Paragon's Declaration of Trust in accordance with applicable law, and that it will not make any distributions of any Shares to the shareholders of a Paragon Fund without first paying or adequately providing for the payment of all of such Paragon Fund's known debts, obligations and liabilities.

     (c) Each of One Group and Paragon will cooperate with the other, and each will furnish to the other the information relating to itself required by the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder to be set forth in the Registration Statement, including the Prospectus and the Proxy Statement.

     9. CONDITIONS TO ONE GROUP'S OBLIGATIONS. The obligations of One Group and each One Group Fund hereunder shall be subject to the following conditions:

     (a) That this Agreement shall have been adopted and the transactions contemplated hereby, including the liquidation and dissolution of the Paragon Funds, shall have been approved as set forth in Section 8(a).

     (b) Paragon shall have furnished to One Group a statement of each Paragon Fund's assets and liabilities, with values determined as provided in Section 4 of this Agreement, together with a list of Investments with their respective tax costs, all as of the Valuation Time, certified on Paragon's behalf by its President (or any Vice President) and Treasurer, and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of any Paragon Fund since November 30, 1995, other than changes in the Investments since that date or changes in the market value of the Investments, or changes due to net redemptions of shares of the Paragon Funds, dividends paid or losses from operations.


     (c) As of the Valuation Time and as of the Exchange Date, all representations and warranties of Paragon and each Paragon Fund made in this Agreement are true and correct in all material respects as if made at and as of such dates, Paragon and each Paragon Fund has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to each of such dates, and Paragon shall have furnished to One Group a statement, dated the Exchange Date, signed by Paragon's President (or any Vice President) and Treasurer certifying those facts as of such dates.

     (d) Paragon shall have delivered to One Group a letter from Price Waterhouse LLP dated the Exchange Date stating that such firm reviewed the federal and state income tax returns of each Paragon Fund for the year ended November 30, 1995 and that, in the course of such review, nothing came to their attention which caused them to believe that such returns did not properly reflect, in all material respects, the federal and state income taxes of each Paragon Fund for the periods covered thereby, or that each Paragon Fund would not qualify as a regulated investment company for federal income tax purposes.

     (e) There shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

     (f) One Group shall have received an opinion of Hale and Dorr, in form reasonably satisfactory to One Group and dated the Exchange Date, to the effect that (i) Paragon is a business trust duly established and validly existing under the laws of the Commonwealth of Massachusetts, and neither Paragon nor any Paragon Fund is, to the knowledge of such counsel, required to qualify to do business as a foreign association in any jurisdiction, (ii) this Agreement has been duly authorized, executed, and delivered by Paragon and, assuming that the Registration Statement, the Prospectus and the Proxy Statement comply with the 1933 Act, the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by One Group, is a valid and binding obligation of Paragon, (iii) Paragon and each Paragon Fund has power to sell, assign, convey, transfer and deliver the Investments and other assets contemplated hereby and, upon consummation of the transactions contemplated hereby in accordance with the terms of this Agreement, Paragon and each Paragon Fund will have duly sold, assigned, conveyed, transferred and delivered such Investments and other assets to One Group, (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate Paragon's Declaration of Trust, or Bylaws, as amended, or any provision of any agreement known to such counsel to which Paragon or any Paragon Fund is a party or by which it is bound, it being understood that with respect to investment restrictions as contained in Paragon's Declaration of Trust, or Bylaws, or then-current prospectus or statement of additional information, such counsel may rely upon a certificate of an officer of Paragon whose responsibility it is to advise Paragon with respect to such matters and (v) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Paragon or any Paragon Fund of the transactions contemplated hereby, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or blue sky laws and the H-S-R Act, and it being understood that such opinion shall not be deemed to apply to One Group's compliance obligations under the 1933 Act, 1934 Act, 1940 Act, state securities or blue sky laws and H-S-R Act. For purposes of analysis regarding the 1940 Act, Hale & Dorr may assume as fact that the Paragon Funds and the One Group Funds may be considered affiliated persons or affiliated persons of an affiliated person solely by reason of having a common investment adviser.

     (g) One Group shall have received an opinion of Ropes & Gray, counsel to One Group addressed to The One Group and each One Group Fund, in form reasonably satisfactory to One Group and dated the Exchange Date, to the effect that for Federal income tax purposes (i) no gain or loss will be recognized by any Paragon Fund upon the transfer of the assets to the corresponding One Group Fund in exchange for Shares and the assumption, by such One Group Fund of the liabilities of the Paragon Fund or upon the distribution of Shares by the Paragon Fund to its shareholders in liquidation; (ii) no gain or loss will be recognized by the shareholders of any Paragon Fund upon the exchange of their shares for Shares (iii) the basis of the Shares a Paragon shareholder receives in connection with the transaction will be the same as the basis of his or her Paragon Fund shares exchanged therefor; (iv) a Paragon shareholder's holding period for his or her Shares will be determined by including the period for which he or she held the Paragon Fund shares exchanged therefor, provided that he or she held such Paragon Fund shares as capital assets; (v) no gain or loss will be recognized by any One Group Fund upon the receipt of the assets of the corresponding Paragon Fund in exchange for Shares and the assumption by the One Group Fund of the liabilities of the corresponding Paragon Fund; and (vi) the basis in the hands of the One Group Fund of the assets of the corresponding Paragon Fund transferred to the One Group Fund will be the same as the basis of the assets in the hands of the corresponding Paragon Fund immediately prior to the transfer.

     (h) The assets of each Paragon Fund to be acquired by the corresponding One Group Fund will include no assets which the corresponding One Group Fund, by reason of limitations contained in its Declaration of Trust or of investment restrictions disclosed in the One Group Prospectuses in effect on the Exchange Date, may not properly acquire.

     (i) The Registration Statement shall have become effective under the 1933 Act and applicable blue sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of One Group contemplated by the Commission and or any state regulatory authority.

     (j) All proceedings taken by Paragon in connection with the transactions contemplated by this Agreement and all documents incidental thereto reasonably shall be satisfactory in form and substance to One Group and Ropes & Gray.

     (k) Prior to the Exchange Date, each Paragon Fund shall have declared a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders all of its investment company taxable income for its taxable year ended November 30, 1995 and the short taxable year beginning on December 1, 1995 and ending on the Exchange Date (computed without regard to any deduction for dividends paid), and all of its net capital gain realized in its taxable year ended November 30, 1995 and the short taxable year beginning on December 1, 1995 and ending on the Exchange Date (after reduction for any capital loss carryover).

     (l) Paragon shall have furnished to One Group a certificate, signed by the President (or any Vice President) and the Treasurer of Paragon, as to the tax cost to One Group of the securities delivered to One Group pursuant to this Agreement, together with any such other evidence as to such tax cost as One Group may reasonably request.

     (m) Paragon's custodian shall have delivered to One Group a certificate identifying all of the assets of each Paragon Fund held by such custodian as of the Valuation Time.

     (n) Paragon's transfer agent shall have provided to One Group (i) the originals or true copies of all of the records of each Paragon Fund in the possession of such transfer agent as of the Exchange Date, (ii) a certificate setting forth the number of shares of each class of Paragon Fund outstanding as of the Valuation Time and (iii) the name and address of each holder of record of any such shares of each Paragon Fund and the number of shares of each class held of record by each such shareholder.

     (o) All of the issued and outstanding shares of beneficial interest of each Paragon Fund shall have been offered for sale and sold in conformity with all applicable federal or state securities or blue sky laws and, to the extent that any audit of the records of Paragon or any Paragon Fund or its transfer agent by One Group or its agents shall have revealed otherwise, either (i) Paragon and each Paragon Fund shall have taken all actions that in the reasonable opinion of One Group or Ropes & Gray are necessary to remedy any prior failure on the part of Paragon to have offered for sale and sold such shares in conformity with such laws or (ii) Paragon shall have furnished (or caused to be furnished) surety, or deposited (or caused to be deposited) assets in escrow, for the benefit of One Group in amounts sufficient and upon terms satisfactory, in the opinion of One Group or its counsel, to indemnify One Group against any expense, loss, claim, damage or liability whatsoever that may be asserted or threatened by reason of such failure on the part of Paragon to have offered and sold such shares in conformity with such laws.

     (p) Paragon shall have duly executed and delivered to One Group bills of sale, assignments, certificates and other instruments of transfer ("Transfer Documents") as One Group may deem necessary or desirable to transfer all of Paragon's and each Paragon Fund's entire right, title and interest in and to the Investments and all other assets of each Paragon Fund.

     10. CONDITIONS TO PARAGON'S OBLIGATIONS. The obligations of Paragon and each Paragon Fund hereunder shall be subject to the following conditions:

     (a) This Agreement shall have been adopted and the transactions contemplated hereby, including the liquidation and dissolution of the Paragon Funds, shall have been approved as described in Section 8(a).

     (b) One Group shall have furnished to Paragon a Statement of each One Group Fund's net assets, together with a list of portfolio holdings with values determined as provided in Section 4, all as of the Valuation Time, certified on One Group's behalf by its President (or any Vice President) and Treasurer (or any Assistant Treasurer), and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of any One Group Fund since December 31, 1995, other than changes in its portfolio securities since that date, changes in the market value of its portfolio securities, changes due to net redemptions, dividends paid or losses from operations.

     (c) One Group shall have executed and delivered to Paragon an Assumption of Liabilities dated as of the Exchange Date pursuant to which each One Group Fund will assume all of the liabilities of the corresponding Paragon Fund existing at the Valuation Time in connection with the transactions contemplated by this Agreement.

     (d) As of the Valuation Time and as of the Exchange Date, all representations and warranties of One Group and each One Group Fund made in this Agreement are true and correct in all material respects as if made at and as of such dates, One Group and each One Group Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to each of such dates, and One Group shall have furnished to Paragon a statement, dated the Exchange Date, signed by One Group's President (or any Vice President) and Treasurer certifying those facts as of such dates.

     (e) There shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

     (f) Paragon shall have received an opinion of Ropes & Gray, in form reasonably satisfactory to Paragon and dated the Exchange Date, to the effect that (i) One Group is a business trust and validly existing in conformity with the laws of The Commonwealth of Massachusetts, and, (to the knowledge of such counsel), neither One Group nor any One Group Fund is required to qualify to do business as a foreign association in any jurisdiction, (ii) the Shares to be delivered to Paragon as provided for by this Agreement are duly authorized and upon such delivery will be validly issued and will be fully paid and nonassessable by One Group and no shareholder of One Group has any preemptive right to subscription or purchase in respect thereof, (iii) this Agreement has been duly authorized, executed and delivered by One Group and, assuming that the Prospectus, the Registration Statement and the Proxy Statement comply with the 1933 Act, the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by Paragon, is a valid and binding obligation of One Group, (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate One Group's Declaration of Trust, as amended, or Code of Regulations, or any provision of any agreement known to such counsel to which One Group or any One Group Fund is a party or by which it is bound, it being understood that with respect to investment restrictions as contained in One Group's Declaration of Trust, as amended, Code of Regulations or then-current prospectus or statement of additional information of each One Group Fund, such counsel may rely upon a certificate of an officer of One Group whose responsibility it is to advise One Group with respect to such matters, (v) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by One Group or any One Group Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or blue sky laws and the H-S-R Act and it being understood that such opinion shall not be deemed to apply to Paragon's compliance obligations under the 1933 Act, 1934 Act, 1940 Act, state securities or blue sky laws and the H-S-R Act; and (vi) the Registration Statement has become effective under the 1933 Act, and to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

     (g) Paragon shall have received an opinion of Ropes & Gray addressed to Paragon, each Paragon Fund, and in a form reasonably satisfactory to Paragon dated the Exchange Date, with respect to the matters specified in Section 9(g) of this Agreement.

     (h) All proceedings taken by One Group in connection with the transactions contemplated by this Agreement and all documents incidental thereto reasonably shall be satisfactory in form and substance to Paragon and Hale and Dorr.

     (i) The Registration Statement shall have become effective under the 1933 Act and applicable blue sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Paragon, contemplated by the Commission or any state regulatory authority.

     11. INDEMNIFICATION. (a) The Paragon Funds will indemnify and hold harmless One Group, its trustees and its officers (for purposes of this subsection, the "Indemnified Parties") against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified

Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to Paragon or any Paragon Fund contained in the Registration Statement, the Prospectus or the Proxy Statement or any amendment or supplement to any of the foregoing, or arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact relating to Paragon or any Paragon Fund required to be stated therein or necessary to make the statements relating to Paragon or any Paragon Fund therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding or threatened claim, action, suit or proceeding made with the prior consent of Paragon. The Indemnified Parties will notify Paragon in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 11(a). Paragon shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this
Section 11(a), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and if Paragon elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their expense. The Paragon Funds' obligation under this Section 11(a) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that the Paragon Funds will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this Section 11(a) without the necessity of the Indemnified Parties first paying the same.

     (b) The One Group Funds will indemnify and hold harmless Paragon, its trustees and its officers (for purposes of this subparagraph, the "Indemnified Parties") against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to One Group or any One Group Fund contained in the Registration Statement, the Prospectus or the Proxy Statement, or any amendment or supplement to any of the foregoing, or arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact relating to One Group or any One Group Fund required to be stated therein or necessary to make the statements relating to One Group or any One Group Fund therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the prior consent of One Group. The Indemnified Parties will notify One Group in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against any Indemnified Party as to any matters covered by this Section 11(b). One Group shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 11(b), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and, if One Group elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their own expense. The One Group Funds' obligation under this Section 11(b) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that the One Group Funds will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this Section 11(b) without the necessity of the Indemnified Parties first paying the same.

     12. NO BROKER, ETC. Each of One Group and Paragon represents that there is no person who has dealt with it who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transactions contemplated by this Agreement.

     13. TERMINATION. One Group and Paragon may, by mutual consent of their respective trustees, terminate this Agreement, and One Group or Paragon, after consultation with counsel and by consent of their respective trustees or an officer authorized by such trustees, may waive any condition to their respective obligations hereunder. If the transactions contemplated by this Agreement have not been substantially completed by June 30, 1996, this Agreement shall automatically terminate on that date unless a later date is agreed to by One Group and Paragon.

     Notwithstanding any other provision in this Agreement, in the event shareholder approval of this Agreement and the transactions contemplated by this Agreement is obtained with respect to only one or more Paragon Funds but not all of the Paragon Funds, One Group and Paragon agree to consummate those transactions with respect to those Paragon Funds whose shareholders have approved this Agreement and those transactions.

     In the event that shareholder approval of this Agreement and the transactions contemplated by this Agreement is required, but not obtained with respect to only one class of shares of a Paragon Fund, the transaction with respect to that Paragon

Fund will not be consummated unless and until shareholder approval is obtained with respect to both classes.

     14. RULE 145. Pursuant to Rule 145 under the 1933 Act, One Group will, in connection with the issuance of any Shares to any person who at the time of the transaction contemplated hereby is deemed to be an affiliate of a party to the transaction pursuant to Rule 145 (c), cause to be affixed upon the certificates issued to such person (if any) a legend as follows:

     "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT TO THE ONE GROUP OR ITS PRINCIPAL UNDERWRITER UNLESS (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (ii) IN THE OPINION OP COUNSEL REASONABLY SATISFACTORY TO THE ONE GROUP SUCH REGISTRATION IS NOT REQUIRED."

and, further, One Group will issue stop transfer instructions to One Group's transfer agent with respect to such shares. Paragon will provide One Group on the Exchange Date with the name of any shareholder of the Paragon Funds who is to the knowledge of Paragon an affiliate of Paragon on such date.

     15. COVENANTS, ETC. DEEMED MATERIAL. All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

     16. SOLE AGREEMENT; AMENDMENTS. This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except by a letter of agreement signed by each party hereto, and shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts.

     17. AGREEMENT AND DECLARATION OF TRUST. Paragon Portfolio is a business trust organized under Massachusetts law and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Paragon Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of Paragon personally, but bind only the assets of Paragon, and all persons dealing with any of the series or funds of Paragon, such as Paragon Funds, must look solely to the assets of Paragon belonging to such series or funds for the enforcement of any claims against Paragon.

     The names "The One Group" and "Trustees of The One Group" refer respectively to One Group and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated May 23, 1985 to which reference is hereby made and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The One Group" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of One Group personally, but bind only the assets of One Group such as the One Group Funds, must look solely to the assets of One Group belonging to such series for the enforcement of any claims against One Group.
     This Agreement may be executed in any number of counter-parts, each of which, when executed and delivered, shall be deemed to be an original.

                              PARAGON PORTFOLIO

                              By: _______________________________

                              THE ONE GROUP

                              By: _______________________________